EXHIBIT 10.1(b)(i)

EXECUTIVE EMPLOYMENT AGREEMENT

          THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of the ___ day of ______________, 2005 by and between HERITAGE FINANCIAL GROUP, INC. ("HFG") and TAMMY BURDETTE ("Executive").

          WHEREAS, the Executive is presently serving as Executive Vice President and Chief Financial Officer of HFG;

          WHEREAS, HFG, through its Board of Directors (the "HFG Board"), wishes to continue to employ Executive as its Executive Vice President and Chief Financial Officer of HFG;

          WHEREAS, the Executive also serves as the Executive Vice President and Chief Financial Officer of HeritageBank of the South ("HeritageBank"), an affiliated entity of HFG, in accordance with the terms of that certain "Executive Employment Agreement" entered into by and between HeritageBank and Executive, dated ____________________ (the "HeritageBank Employment Agreement");

          WHEREAS, the HFG Board believes it to be in the best interest of HFG to enter into this Agreement with the Executive in order to insure continuity of management of HFG and to reinforce and encourage the continued attention and dedication of the Executive to the Executive's assigned duties; and

          WHEREAS, this Agreement shall be deemed to replace and supersede any previously existing employment agreement between the Executive and HFG.

          NOW THEREFORE, in consideration of these premises, as well as the mutual covenants and undertakings herein contained, HFG and the Executive, each intending to be legally bound, do hereby covenant and agree as follows:

1.
Employment

          Upon the terms and subject to the conditions set forth in this Agreement, HFG employs Executive as its Executive Vice President and Chief Financial Officer and Executive hereby accepts such employment.

2.
Positions and Duties

          Executive agrees to serve as Executive Vice President and Chief Financial Officer of HFG and to perform such duties in that office as may be assigned to Executive by the President and Chief Executive Officer of HFG. All such duties shall be performed in or from the offices of HFG located at Albany, Georgia, and shall be of the same character as those generally associated with the positions presently held by Executive. HFG shall not, without the prior written consent of Executive, relocate or transfer Executive to a location other than within the boundaries of Dougherty County, Georgia.

3.
Term

          The term of this Agreement shall be for a period of three (3) years commencing on the date hereof (the "Effective Date") and subject to earlier termination as provided herein (the "Initial Term"). At the end of the Initial Term, and at the end of each Additional Term, as hereinafter defined, the Term of

NEXT PAGE

this Agreement shall be extended for an additional period of three (3) years (the "Additional Term") provided that the HFG Board approves such extension. Reference herein to the Term of this Agreement shall refer both to such Initial Term and any such Additional Term.

4.
Compensation

          Compensation for the Executive shall be as set forth in the HeritageBank Employment Agreement. HeritageBank and HFG shall agree, from time to time, as to the proportion of Executive's compensation allocable to activities carried out by the Executive for HFG. HFG shall then reimburse HeritageBank for said proportion of the Executive's Base Compensation, as that term is defined in the HeritageBank Employment Agreement.

5.
Other Benefits

          Executive shall receive the benefits provided for Executive under the terms of the HeritageBank Employment Agreement. HFG shall reimburse HeritageBank to the extent that the benefits payable to the Executive are properly allocable to activities carried out by the Executive for HFG. HFG and HeritageBank shall agree, from time to time, as to the amount of such reimbursement.

6.
Expenses

          Executive shall receive compensation for the expenses provided for Executive under the terms of the HeritageBank Employment Agreement. HFG shall reimburse HeritageBank to the extent that HFG and HeritageBank agree that a proportion of all, or any portion of the expenses payable to the Executive are properly allocable to activities carried out by the Executive for HFG.

7.
Termination

          Executive's employment by HFG may be terminated prior to the expiration of the Initial Term or any Additional Term hereof on the grounds allowed for termination of the Executive pursuant to the provisions of the HeritageBank Employment Agreement. Executive's employment may also be terminated for any reason by HFG or the Executive upon sixty (60) days prior written notice. The termination of Executive's employment with HFG need not have any impact on Executive's employment by HeritageBank. If any of the compensation paid to Executive as a result of termination under the HeritageBank Employment Agreement is determined, by agreement of HeritageBank and HFG, to be properly allocable to HFG, HeritageBank shall be reimbursed accordingly by HFG.

8.
Notice of Termination and Date of Termination

          The terms "Notice of Termination" and "Date of Termination" to the extent utilized or referred to by this Agreement shall have the same meaning accorded to said terms pursuant to the provisions of Section 11 of the HeritageBank Employment Agreement.

2
NEXT PAGE

9.
Full Settlement and Legal Expenses

          The respective obligations of the parties hereto to make payments or otherwise to perform hereunder shall not be affected by any rights of setoff, counterclaim, recoupment, defense or other claim, right or action which one party hereto may have against the other party hereto. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts which may be payable to Executive by HFG hereunder. If any legal action, proceeding in arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses incurred in that action or proceeding, even if not taxable as court costs, plus in each case interest at the Applicable Federal Rate, in addition to any other relief to which such party or parties may be entitled.

10.
Notices

          For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:	Tammy Burdette _____________________ ______________________
If to HFG:	Heritage Financial Group, Inc. Post Office Box 50728 Albany, Georgia 31701-0728

Or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.
Governing Law

          The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws and principles thereof.

12.
Successors

          This Agreement shall be binding upon the successors of HFG, whether by purchase, merger, consolidation or otherwise.

13.
Modification

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and HFG. No waiver by any party

3
NEXT PAGE

hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

14.
Arbitration

          Any and all disputes or disagreements (to include the failure of HFG and HeritageBank to agree where required hereunder) which may arise pursuant to the terms of this Agreement shall be submitted for mediation and/or arbitration in accordance with the rules for the arbitration of commercial disputes as set forth in publications of the American Arbitration Association ("AAA") (although such mediation or arbitration need not be handled through the AAA). Any such arbitration shall be carried out pursuant to the Georgia Arbitration Code. The requirement that disputes be arbitrated shall not prohibit a party hereto from seeking injunctive or other relief from a court of competent jurisdiction in order to prevent immediate irreparable harm and preserve the status quo pending resolution of the underlying dispute, provided that any underlying dispute shall be submitted for arbitration promptly after entry of any applicable injunctive relief. In no event shall either party hereto be awarded punitive or exemplary damages in connection with any claim arising pursuant to this Agreement.

15.
Severability

          The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

16.
Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

17.
Entire Agreement

          This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

4
NEXT PAGE

          IN WITNESS WHEREOF, Executive has executed, sealed and delivered this Agreement, and HFG has caused this Agreement to be executed, sealed and delivered, all as of the day and year first above set forth.

HERITAGE FINANCIAL GROUP, INC.
By:
[CORPORATE SEAL]	Name:
Title:
Signed, sealed and delivered, as of the ____ day of _________, 2005, in the presence of: UNOFFICIAL WITNESS NOTARY PUBLIC My Commission Expires: ____________
TAMMY BURDETTE	(SEAL)
Signed, sealed and delivered, as of the ____ day of _________, 2005, in the presence of: UNOFFICIAL WITNESS NOTARY PUBLIC My Commission Expires: ____________
As to agreement to the Arbitration provisions of Section 14 hereof.
HERITAGEBANK OF THE SOUTH
By:
[CORPORATE SEAL]	Name:
Title:

5